Exhibit 99.2

Gran Tierra Energy Inc. Announces Pricing of an Additional $100 Million Aggregate Principal Amount of its 9.500% Senior Secured Amortizing Notes due 2029

Calgary, Alberta, February 1, 2024 (GLOBE NEWSWIRE) -- Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced that it has priced its offering of an additional $100 million aggregate principal amount of its previously issued 9.500% Senior Secured Amortizing Notes due 2029 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act, and pursuant to certain prospectus exemptions in Canada.

Gran Tierra previously had outstanding US$487,590,000 aggregate principal amount of 9.500% Senior Secured Amortizing Notes due 2029 (the “Original Notes”). The Notes will have the same terms and provisions as the Original Notes, except for the issue price, and will form the same series as the Original Notes, including with respect to interest payments. Gran Tierra expects to close the offering on February 6, 2024. Gran Tierra expects to receive net proceeds, after initial purchasers’ discounts and commissions and estimated fees and offering expenses, of approximately $88.3 million. Upon settlement, the Notes are expected to trade under the same CUSIP number as the Original Notes, except that the Notes sold pursuant to Regulation S under the Securities Act will have a different CUSIP number than the Original Notes until 40 days after the issue date of the Notes.

The Notes will be guaranteed by certain subsidiaries of Gran Tierra. Gran Tierra intends to use the net proceeds from the offering to repay the outstanding amounts borrowed under its existing credit facility (after which the credit facility will be terminated), and any remaining net proceeds from the offering for general corporate purposes, which may include additional capital to appraise and develop exploration discoveries, repayment of other indebtedness, working capital and/or acquisitions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The offering is being made made, and the Notes are being offered and issued, only (a) in the United States to investors who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon the exemption from the registration requirements of the Securities Act, (b) outside the United States to investors who are persons other than “U.S. persons” (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act, and (c) pursuant to certain prospectus exemptions in Canada.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 or “forward-looking information” within the meaning of applicable Canadian securities laws. All statements other than statements of historical facts included in this press release, and those statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “would,” “could,” “should,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “guidance,” “budget,” “plan,” “objective,” “potential,” “seek,” or similar expressions or variations on these expressions are forward-looking statements. The Company can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct or that, even if correct, intervening circumstances will not occur to cause actual results to be different than expected. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause Gran Tierra’s actual results to differ materially from the forward-looking statements, including, but not limited to, statements related to Gran Tierra’s expectations regarding the completion, timing and size of the proposed offering and use of proceeds; and those factors set out in Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company’s other filings with the U.S. Securities and Exchange Commission. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, level of activity, performance or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. The information included herein is given as of the date of this press release and, except as otherwise required by the securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to, or to withdraw, any forward-looking statement contained in this press release to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

ABOUT GRAN TIERRA ENERGY INC.

Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on international oil and natural gas exploration and production with assets currently in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE.

For investor and media inquiries please contact:
Gary Guidry, President & Chief Executive Officer
Ryan Ellson, Executive Vice President & Chief Financial Officer
Rodger Trimble, Vice President, Investor Relations
+1-403-265-3221
info@grantierra.com

SOURCE Gran Tierra Energy Inc.

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